Exhibit 99.01

Green Dot Reports Record-Setting Fourth Quarter and Full Year Results

•	Fourth Quarter 2017 Total Operating Revenues, GAAP Net Income and GAAP Diluted EPS up 31%, 1,009% and 867%, respectively

•	Fourth Quarter 2017 Adjusted EBITDA and non-GAAP EPS up 47% and 53%, respectively

•	Establishes 2018 Growth Targets

Pasadena, CA - February 21, 2018 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the quarter ended December 31, 2017.
For the fourth quarter of 2017, Green Dot reported total operating revenues of $213.0 million and GAAP net income and GAAP diluted earnings per common share of $12.2 million and $0.23, respectively. Green Dot also reported adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $32.1 million and $0.29, respectively.
Said Green Dot Founder and CEO, Steve Streit, “Q4 was yet another very strong quarter for Green Dot, capping a year that, on many levels, was the finest year in Green Dot’s history to date. We beat our financial expectations with four consecutive quarters of accelerating financial results and achieved record total operating revenues, record profits and expanding margins. Furthermore, we saw the return to organic active account growth in our Account Services operating segment, had multiple new "Banking as a Service" program wins with world-class partners and made two strategic acquisitions. We obviously feel great about our financial results for both Q4 and the full year; but are even more pleased with how our unique and compelling Products and Platform model is generating business momentum across both our reporting segments and each of our revenue divisions, which gives us the foundation for our optimism regarding growth into 2018 and beyond.”
GAAP financial results for the fourth quarter of 2017 compared to the fourth quarter of 2016:

•
Total operating revenues on a generally accepted accounting principles (GAAP) basis were $213.0 million for the fourth quarter of 2017, up from $162.8 million for the fourth quarter of 2016, representing a year-over-year increase of 31%.

•	GAAP net income was $12.2 million for the fourth quarter of 2017, up from a net loss of $1.3 million for the fourth quarter of 2016, representing a year-over-year increase of 1,009%.

•	GAAP diluted earnings per common share was $0.23 for the fourth quarter of 2017, up from loss per common share of $0.03 for the fourth quarter of 2016, representing a year-over-year increase of 867%.
Non-GAAP financial results for the fourth quarter of 2017 compared to the fourth quarter of 2016:1

•
Adjusted EBITDA[1] was $32.1 million, or 15.1% of total operating revenues for the fourth quarter of 2017, up from $21.8 million, or 13.4% of total operating revenues for the fourth quarter of 2016, representing a year-over-year increase of 47% and margin expansion of 170 basis points.

•	Non-GAAP net income[1] was $15.7 million for the fourth quarter of 2017, up from $9.6 million for the fourth quarter of 2016, representing a year-over-year increase of 64%.

•	Non-GAAP diluted earnings per share[1] was $0.29 for the fourth quarter of 2017, up from $0.19 for the fourth quarter of 2016, representing a year-over-year increase of 53%.

1
Reconciliations of net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows the Company's quarterly key business metrics for each of the last eight calendar quarters. Please refer to the Company's latest Annual Report on Form 10-K for a description of the key business metrics.

	2017				2016
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	9.95	9.80	9.55	9.30	9.37	9.36	9.35	9.71
Number of tax refunds processed	0.06	0.10	2.41	8.60	0.06	0.10	2.18	8.18
Number of active cards at quarter end	5.26	5.23	5.15	5.05	4.13	4.09	4.28	4.75
Gross dollar volume	$8,556	$7,856	$7,687	$7,707	$5,681	$5,338	$5,372	$6,569
Purchase volume	$5,645	$5,206	$5,226	$5,503	$4,012	$3,759	$3,863	$4,708

Said Mark Shifke, Green Dot’s Chief Financial Officer, “Our strong Q4 results capped a year of tremendous performance across practically every revenue division in the company. For full year 2017, Green Dot delivered total operating revenues of $890 million, representing year-over-year growth of 24%; adjusted EBITDA of $206 million, representing year over year growth of 32% and reflecting year-over-year margin expansion of 140 basis points; and non-GAAP EPS of $2.16, representing year-over-year growth of 48%. Green Dot generated cash flow from operations of $55 million during the quarter and $218 million for the full year, with nearly $49 million of unencumbered cash on our balance sheet as of year-end. As a result of the 2017 Tax Cuts and Jobs Act, we expect that, in 2018, our effective tax rate will decline to approximately 25%, generating at the mid-point of our 2018 guidance an incremental $0.41 of earnings per share, or approximately $22 million of incremental after tax earnings.”
Outlook for 2018
Green Dot has provided its outlook for 2018. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Total Operating Revenues

•	Green Dot expects its full year total operating revenues to be between $982 million and $997 million.

•	For Q1, Green Dot expects total operating revenues to be between $295 million and $300 million.
Adjusted EBITDA2

•	Green Dot expects its full year adjusted EBITDA[2] to be between $236 million and $241 million.
Non-GAAP EPS2

•	Green Dot expects its full year non-GAAP EPS[2] to be between $2.81 and $2.88.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions except per share data)
Adjusted EBITDA	$236.0	$241.0
Depreciation and amortization*	(40.0)	(40.0)
Net interest income **	8.5	8.5
Non-GAAP pre-tax income	$204.5	$209.5
Tax impact***	(51.1)	(52.4)
Non-GAAP net income	$153.4	$157.1
Diluted weighted-average shares issued and outstanding	54.5	54.5
Non-GAAP earnings per share	$2.81	$2.88

*	Excludes the impact of amortization of acquired intangible assets
**	Excludes the impact of amortization of deferred financing costs
***	Assumes a non-GAAP effective tax rate of 25% for full year. This rate reflects the expected impact of the new tax law (the Tax Cuts and Jobs Act)
Starting in 2019, Green Dot intends to make the following revisions to its GAAP and non-GAAP financial presentations:
First, for its GAAP reporting beginning in 2019, Green Dot intends to present net interest income generated at Green Dot Bank from the investment of customer deposits as a component of consolidated GAAP total operating revenues; whereas today, that item is reported below operating income and is consolidated along with net interest income generated by other entities within the consolidated enterprise. Net interest income at Green Dot Bank is becoming an increasingly important revenue component for Green Dot because the ability to invest growing customer balances is a truly unique and compelling advantage of Green Dot as a regulated bank. It is also becoming a more important element in its economic relationships with BaaS partners. For these reasons, Green Dot believes including this item in total operating revenues is the most accurate presentation of its evolving business. All other non-operating net interest income generated by other entities within the consolidated enterprise will continue to be reported below operating income.
Second, starting at the same time in 2019, Green Dot intends to present a new non-GAAP revenue figure that reduces GAAP total operating revenue by commissions and certain processing-related costs associated with certain BaaS partner programs where the partner, not Green Dot, controls customer acquisition. Green Dot believes that as these kinds of partnerships become more material, continuing to report the associated revenue on a gross basis could have the unintentional effect of overstating Green Dot’s revenue from such programs; and therefore, also have the effect of understating the associated consolidated adjusted EBITDA margins. Green Dot's reporting of GAAP revenues from those selected BaaS program revenue will continue to be on a gross basis. The prospective presentation revisions starting in 2019 will not impact the calculation or presentation of GAAP or non-GAAP diluted EPS.
Green Dot will continue to guide and report results throughout 2018 using its current GAAP and non-GAAP presentation format. However, to aid in a smooth transition, Green Dot will also provide supplemental reporting throughout 2018 reflecting its results under the new 2019 GAAP and non-GAAP presentations. In this way, investors will have the opportunity to become familiar with those revised presentations well before official deployment in 2019.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss fourth quarter 2017 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671; and entering the conference ID 10116963. The replay of the webcast will be available until Wednesday, February 28, 2018. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Outlook for 2018" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 21, 2018, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; employee stock-based compensation expense; incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor; change in the fair value of contingent consideration; transaction costs; impairment charges; extraordinary severance expenses; legal settlement expenses; other charges and income; and income tax effects. This earnings release includes non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2018 guidance for adjusted EBITDA, non-GAAP net income and non-GAAP EPS. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation is a pro-consumer bank holding company and financial technology innovator with a mission to reinvent personal banking for the masses. Green Dot employs a unique “products and platform” operating model whereby it uses its robust banking and technology assets to design, build and distribute its own branded financial services products directly to consumers through a large-scale omni-channel national distribution platform; while also allowing qualified third party partners to access those same banking and technology assets to design, build and distribute their own bespoke financial services directly to their consumers through their own distribution platforms. Through its six revenue divisions plus Green Dot Bank, Green Dot is a leading provider of prepaid cards, debit cards, checking accounts, secured credit cards, payroll debit cards, consumer cash processing services, wage disbursements and tax refund processing services. With approximately 100,000 major name U.S. retail stores selling its products, several leading direct-to-consumer websites, thousands of tax preparation offices, several apps available in the two leading app stores and distribution through several enterprise-scale “Banking as a Service,” or BaaS, partnerships, Green Dot is one of the most broadly distributed banking franchises in the United States. Green Dot Corporation is headquartered in Pasadena, California, with additional facilities throughout the United States and in Shanghai, China.

Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$919,243	$732,676
Restricted cash	90,852	12,085
Investment securities available-for-sale, at fair value	11,889	46,686
Settlement assets	209,399	137,083
Accounts receivable, net	35,277	40,150
Prepaid expenses and other assets	47,086	32,186
Income tax receivable	7,459	12,570
Total current assets	1,321,205	1,013,436
Investment securities available-for-sale, at fair value	141,620	161,740
Loans to bank customers, net of allowance for loan losses of $291 and $277 as of December 31, 2017 and 2016, respectively	18,570	6,059
Prepaid expenses and other assets	8,179	4,142
Property and equipment, net	97,282	82,621
Deferred expenses	21,791	16,647
Net deferred tax assets	6,507	4,648
Goodwill and intangible assets	582,377	451,051
Total assets	$2,197,531	$1,740,344
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,863	$22,856
Deposits	1,022,180	737,414
Obligations to customers	95,354	46,043
Settlement obligations	6,956	4,877
Amounts due to card issuing banks for overdrawn accounts	1,371	1,211
Other accrued liabilities	123,397	102,426
Deferred revenue	30,875	25,005
Note payable	20,906	20,966
Income tax payable	74	—
Total current liabilities	1,335,976	960,798
Other accrued liabilities	30,520	12,330
Note payable	58,705	79,720
Net deferred tax liabilities	7,780	3,763
Total liabilities	1,432,981	1,056,611

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2017 and 2016; 51,136 and 50,513 shares issued and outstanding as of December 31, 2017 and 2016, respectively	51	51
Additional paid-in capital	354,789	358,155
Retained earnings	410,440	325,708
Accumulated other comprehensive loss	(730)	(181)
Total stockholders’ equity	764,550	683,733
Total liabilities and stockholders’ equity	$2,197,531	$1,740,344

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$105,685	$82,337	$414,775	$337,821
Processing and settlement service revenues	38,423	31,541	217,454	184,342
Interchange revenues	68,881	48,890	257,922	196,611
Total operating revenues	212,989	162,768	890,151	718,774
Operating expenses:
Sales and marketing expenses	73,146	65,487	280,561	249,096
Compensation and benefits expenses	55,299	37,377	194,654	159,456
Processing expenses	41,288	26,796	161,011	107,556
Other general and administrative expenses	39,551	36,630	155,601	139,350
Total operating expenses	209,284	166,290	791,827	655,458
Operating income (loss)	3,705	(3,522)	98,324	63,316
Interest income	3,431	1,896	11,243	7,367
Interest expense	(1,514)	(1,503)	(6,109)	(9,122)
Income (loss) before income taxes	5,622	(3,129)	103,458	61,561
Income tax expense (benefit)	(6,606)	(1,784)	17,571	19,961
Net income (loss)	12,228	(1,345)	85,887	41,600
Income attributable to preferred stock	—	—	—	(802)
Net income (loss) available to common stockholders	$12,228	$(1,345)	$85,887	$40,798

Basic earnings (loss) per common share:	$0.24	$(0.03)	$1.70	$0.82
Diluted earnings (loss) per common share:	$0.23	$(0.03)	$1.61	$0.80
Basic weighted-average common shares issued and outstanding:	50,933	50,371	50,482	49,535
Diluted weighted-average common shares issued and outstanding:	54,198	51,662	53,198	50,797

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
	2017	2016
	(In thousands)
Operating activities
Net income	$85,887	$41,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	33,470	39,460
Amortization of intangible assets	31,110	23,021
Provision for uncollectible overdrawn accounts	77,145	74,841
Employee stock-based compensation	40,734	28,321
Amortization of premium on available-for-sale investment securities	1,510	1,357
Change in fair value of contingent consideration	(9,672)	(2,500)
Amortization of deferred financing costs	1,589	1,534
Impairment of capitalized software	1,326	142
Deferred income tax expense	2,780	1,270
Changes in operating assets and liabilities:
Accounts receivable, net	(68,368)	(74,851)
Prepaid expenses and other assets	(16,841)	1,131
Deferred expenses	(2,098)	(2,138)
Accounts payable and other accrued liabilities	27,982	(19,156)
Deferred revenue	4,689	2,004
Income tax receivable/payable	5,067	(3,662)
Other, net	2,000	2,141
Net cash provided by operating activities	218,310	114,515

Investing activities
Purchases of available-for-sale investment securities	(58,665)	(135,920)
Proceeds from maturities of available-for-sale securities	71,338	105,544
Proceeds from sales of available-for-sale securities	40,310	1,430
Increase in restricted cash	(78,762)	(6,292)
Payments for acquisition of property and equipment	(44,142)	(43,273)
Net (increase) decrease in loans	(12,511)	220
Acquisition, net of cash acquired	(141,498)	—
Net cash used in investing activities	(223,930)	(78,291)

Financing activities
Borrowings from notes payable	20,000	—
Repayments of borrowings from notes payable	(42,500)	(22,500)
Borrowings on revolving line of credit	335,000	145,000
Repayments on revolving line of credit	(335,000)	(145,000)
Proceeds from exercise of options	24,161	14,917
Taxes paid related to net share settlement of equity awards	(18,077)	(8,223)
Net increase in deposits	284,766	85,269
Net decrease in obligations to customers	(20,926)	(83,372)
Contingent consideration payments	(3,104)	(2,755)
Repurchase of Class A common stock	(51,969)	(59,013)
Deferred financing costs	(164)	—
Net cash provided by (used in) financing activities	192,187	(75,677)

Net increase (decrease) in unrestricted cash and cash equivalents	186,567	(39,453)
Unrestricted cash and cash equivalents, beginning of year	732,676	772,129
Unrestricted cash and cash equivalents, end of year	$919,243	$732,676

Cash paid for interest	$4,520	$7,586
Cash paid for income taxes	$9,603	$22,316

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Year Ended December 31, 2017
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$693,103	$228,444	$(31,396)	$890,151
Operating expenses	549,375	166,444	76,008	791,827
Operating income	$143,728	$62,000	$(107,404)	$98,324

	Year Ended December 31, 2016
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$544,271	$203,569	$(29,066)	$718,774
Operating expenses	454,187	137,296	63,975	655,458
Operating income	$90,084	$66,273	$(93,041)	$63,316

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's branded and private label deposit account programs. These programs include Green Dot-branded and affinity-branded GPR card accounts, private label GPR card accounts, checking accounts, open-loop gift cards and secured credit cards. The Processing and Settlement Services segment consists of revenues and expenses derived from reload services through the Green Dot Network, money processing and the Company's tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands, except per share data)
Net income (loss)	$12,228	$(1,345)	$85,887	$41,600
Employee stock-based compensation expense (3)	13,350	7,380	40,734	28,321
Amortization of acquired intangibles (4)	8,184	5,749	31,110	23,021
Change in fair value of contingent consideration (4)	(2,172)	3,000	(9,672)	(2,500)
Transaction costs (4)	45	—	2,276	91
Amortization of deferred financing costs (5)	398	384	1,589	1,534
Impairment charges (5)	260	4	1,326	142
Extraordinary severance expenses (6)	532	745	2,162	1,702
Incremental processor expenses, net (8)	—	—	2,870	—
Legal settlement expenses (5)	—	—	3,500	—
Other (income) expenses (5)	—	(189)	(373)	2,802
Income tax effect (7)	(17,092)	(6,123)	(46,504)	(21,155)
Non-GAAP net income	$15,733	$9,605	$114,905	$75,558
Diluted earnings per common share
GAAP	$0.23	$(0.03)	$1.61	$0.80
Non-GAAP	$0.29	$0.19	$2.16	$1.46
Diluted weighted-average common shares issued and outstanding*
GAAP	54,198	51,662	53,198	50,797
Non-GAAP	54,198	51,662	53,198	51,771

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Diluted weighted-average shares issued and outstanding*	54,198	51,662	53,198	50,797
Assumed conversion of weighted-average shares of preferred stock	—	—	—	974
Non-GAAP diluted weighted-average shares issued and outstanding	54,198	51,662	53,198	51,771

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Class A common stock outstanding as of December 31:	51,136	50,513	51,136	50,513
Weighting adjustment	(203)	(142)	(654)	(4)
Dilutive potential shares:
Stock options	764	496	809	507
Restricted stock units	1,316	792	1,445	650
Performance based restricted stock units	1,183	—	462	103
Employee stock purchase plan	2	3	—	2
Non-GAAP diluted weighted-average shares issued and outstanding	54,198	51,662	53,198	51,771
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Net income	$12,228	$(1,345)	$85,887	$41,600
Net interest (income) expense (2)	(1,917)	(393)	(5,134)	1,755
Income tax expense (benefit)	(6,606)	(1,784)	17,571	19,961
Depreciation and amortization of property and equipment (2)	8,188	8,666	33,470	39,460
Employee stock-based compensation expense (2)(3)	13,350	7,380	40,734	28,321
Amortization of acquired intangibles (2)(4)	8,184	5,749	31,110	23,021
Change in fair value of contingent consideration (2)(4)	(2,172)	3,000	(9,672)	(2,500)
Transaction costs (2)(4)	45	—	2,276	91
Impairment charges (2)(5)	260	4	1,326	142
Extraordinary severance expenses (2)(6)	532	745	2,162	1,702
Incremental processor expenses, net (2)(8)	—	—	2,870	—
Legal settlement expenses (2)(5)	—	—	3,500	—
Other (income) expenses (2)(5)	—	(189)	(373)	2,802
Adjusted EBITDA	$32,092	$21,833	$205,727	$156,355
Total operating revenues	$212,989	$162,768	$890,151	$718,774
Adjusted EBITDA/Total operating revenues (adjusted EBITDA margin)	15.1%	13.4%	23.1%	21.8%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	FY 2018
	Range
	Low	High
	(In millions)
Net income	$99.2	$103.0
Adjustments (9)	136.8	138.0
Adjusted EBITDA	$236.0	$241.0

Total operating revenues	$997.0	$982.0
Adjusted EBITDA /Total operating revenues (Adjusted EBITDA margin)	24%	25%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2018
	Range
	Low	High
	(In millions, except per share data)
Net income	$99.2	$103.0
Adjustments (9)	54.2	54.1
Non-GAAP net income	$153.4	$157.1
Diluted earnings per share
GAAP	$1.82	$1.89
Non-GAAP	$2.81	$2.88

Diluted weighted-average shares issued and outstanding*	54.5	54.5

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as the Company does. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $13.4 million and $7.4 million for the three months ended December 31, 2017 and 2016, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation expense, incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor, changes in the fair value of contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies;

▪	to establish metrics for variable compensation; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
The Company does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)
This expense consists primarily of expenses for employee stock options and restricted stock units (including performance-based restricted stock units). Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is not useful to investors to understand the impact of employee stock-based compensation to its results of operations. This expense is included as a component of compensation and benefits expenses on our consolidated statements of operations.

(4)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on our consolidated statements of operations.

(5)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in its non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software, legal settlement expenses and other charges, which consists of expenses incurred with our proxy contest. In determining whether any such adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items, except for amortization of deferred financing costs, which is included as a component of interest expense, are included within other general and administrative expenses on our consolidated statements of operations.

(6)
During the three and twelve months ended December 31, 2017, the Company recorded charges of $0.5 million and $2.2 million, respectively, for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of the reduction in workforce the Company began to implement in the three months ended September 30, 2016 is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(7)
Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate. It also excludes the impact of excess tax benefits related to stock-based compensation and one-time favorable adjustments to the Company’s deferred taxes assets and liabilities, including the remeasurement of the Company’s deferred tax assets and liabilities associated with the Tax Cuts and Jobs Act (the “Tax Act”). As of December 31, 2017, the Company has not completed its accounting for the tax effects of the Tax Act. The Company’s tax benefit is provisional based on reasonable estimates for those tax effects. Changes to these estimates or new guidance issued by regulators may materially impact the Company’s provision for income taxes and effective tax rate in the period in which the adjustments are made. The Company expects to complete its accounting for the tax effects in the short term.

(8)
Represents the net incremental expenses associated with the Company's need to continue to support customer accounts on its legacy transaction processor that it had intended to migrate to its new processing platform in 2016. During the year ended December 31, 2017, the Company received $6.5 million as a partial recovery of these costs.

(9)
These amounts represent estimated adjustments for net interest expense, income taxes, depreciation and amortization, employee stock-based compensation expense, contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).